                                                                   EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1996 of our report dated February 21, 1997 (February 28, 1997 and March 1, 1997 as to Note 3), appearing in the Annual Report on Form 10-K of Teleport Communications Group Inc. for the year ended December 31, 1996 and in the following Registration Statements of Cox Communications, Inc.:

                              Form          File No.
                              ------        ---------
                               S-8           33-80993
                               S-8           33-80995
                               S-8           33-91506
                               S-8           33-93148
                               S-3          333-03351
                               S-3          333-03766




DELOITTE & TOUCHE LLP
New York, New York
March 28, 1997